Exhibit 99.1

NEWS RELEASE
Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923
Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Provides 2017 Financial Guidance

Scottsdale, Ariz. – November 22, 2016 – Magellan Health, Inc. (NASDAQ: MGLN) today announced that in 2017, it expects to generate net revenue in the range of $5.8 billion to $6.1 billion, and net income in the range of $90 million to $114 million, which translates into diluted earnings per share (EPS) in the range of $3.80 to $4.81. Adjusted net income* for 2017 is expected to be in the range of $123 million to $145 million, which equates to adjusted EPS* in the range of $5.19 to $6.12, and segment profit* is expected to be in the range of $329 million to $349 million. The company also expects cash flow from operations in the range of $186 million to $220 million. For 2017, fully diluted shares are assumed to be 23.7 million, inclusive of share repurchases through November 18, 2016.

With respect to 2016, the company confirmed its guidance, which was most recently updated earlier in November.

“Over the past three years, we’ve discussed our goal of becoming a company which consistently produces top and bottom line growth, and improves health outcomes and affordability for the members and customers we serve. We have made much progress toward this objective, and as a result, we are well positioned for sustainable long-term growth,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “Through the successful execution of our strategy, our 2017 guidance represents the third consecutive year of segment profit growth for Magellan.

“We recently entered into an agreement to acquire Veridicus, a privately held pharmacy benefit manager (PBM) with a unique set of clinical services and capabilities.  Veridicus leverages proprietary analytics and clinical software that integrates pharmacy, medical and lab data to drive targeted interventions, resulting in better health outcomes and lower costs for complex populations. Veridicus serves approximately 225,000 lives, the majority under a long-term contract with a trust administering benefits for participating employers.”

“I’m pleased with our positive outlook for 2017,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “As reflected in our guidance, our projected growth in segment profit comprises continued strong growth in our pharmacy business, meaningful performance improvement in MCC and growth in our healthcare business. We look forward to executing on our 2017 plan and making further strides towards achieving our long-term growth objectives.

_________________________________________________________________________________________________________________________________
*Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

“The acquisition of Veridicus is expected to close before the end of this year and is estimated to generate net revenues of approximately $220 million and segment profit of $9 million during 2017. This expectation is included in our overall 2017 guidance. We expect the 2017 impact of Veridicus to be dilutive by 11 cents on EPS and accretive by 12 cents on adjusted EPS.”

Earnings Results Conference Call

Management will host a conference call at 9:00 a.m. Eastern on Tuesday, November 22, 2016. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code 2017 Guidance Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan's investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2017 net revenue, net income, adjusted net income, segment profit, cash flow from operations, earnings per share, adjusted earnings per share, 2016 guidance, 2017 net revenues, segment profit, earnings per share and adjusted earnings per share for Veridicus and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;

litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2015, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2016. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

###

Magellan Health, Inc. and Subsidiaries

Fiscal 2017 Plan Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$5,795.0	$6,095.0

Costs and expenses:
Cost of care	2,174.0	2,304.0
Cost of goods sold	2,277.0	2,407.0
Direct service costs and other operating expenses (1)	1,057.0	1,071.0
Depreciation and amortization	117.0	113.0
Interest expense	23.0	13.0
Interest income	(2.0)	(2.0)
Income before income taxes	149.0	189.0
Provision for income taxes	59.0	75.0
Net income .	$90.0	$114.0
Weighted average shares outstanding - diluted	23.7	23.7

EPS - diluted	$3.80	$4.81

(1) Includes stock compensation expense of $40 million to $36 million, and changes in fair value of contingent consideration of $2.0 million to $0.0 million for low and high guidance, respectively.

Reconciliation of segment profit to income before income taxes:

Segment profit	$329.0	$349.0
Stock compensation expense	(40.0)	(36.0)
Changes in fair value of contingent consideration	(2.0)	-
Depreciation and amortization	(117.0)	(113.0)
Interest expense	(23.0)	(13.0)
Interest income	2.0	2.0
Income before income taxes	$149.0	$189.0

Magellan Health, Inc. and Subsidiaries

Fiscal 2017 Plan Guidance - Non-GAAP Measures

(In millions, except per share amounts)

	Low	High

Adjusted Net Income	$123.0	$145.0
Adjusted for acquisitions since January 1, 2013
Stock compensation expense	(16.7)	(16.7)
Changes in fair value of contingent consideration	(2.0)	–
Amortization of acquired intangibles	(34.0)	(34.0)
Tax impact	19.7	19.7
Net income	90.0	114.0

Adjusted EPS	$5.19	$6.12
Adjusted for acquisitions since January 1, 2013
Stock compensation expense	(0.71)	(0.71)
Changes in fair value of contingent consideration	(0.08)	–
Amortization of acquired intangibles	(1.43)	(1.43)
Tax impact	0.83	0.83
EPS - diluted	$3.80	$4.81

Magellan Health, Inc. and Subsidiaries

Fiscal 2017 Plan Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$90.0	$114.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117.0	113.0
Non-cash stock compensation expense	40.0	36.0
Non-cash income tax expense	(4.0)	(10.0)
Other net cash flows from changes in assets and liabilities	(57.0)	(33.0)
Net cash provided by operating activities	186.0	220.0

Cash flows from investing activities
Capital expenditures	(75.0)	(65.0)
Acquisitions and investments in businesses, net	(2.0)	-
Non-cash investment activity	(4.0)	(2.0)
Net cash used in investing activities	(81.0)	(67.0)

Cash flows from financing activities
Payments on long-term debt and capital leases, net	(81.0)	(79.0)
Payments on contingent consideration	(10.0)	(8.0)
Other	(1.0)	1.0
Net cash used in financing activities	(92.0)	(86.0)

Net increase in cash, cash equivalents and unrestricted investments	$13.0	$67.0